UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 26, 2019

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On April 26, 2019, Bank of Hawaii Corporation (the “Company”) held its annual shareholders meeting.  At the meeting, the following matters were submitted to a vote of the shareholders:

1.             Election of Directors:

Nominee	Votes Cast For	Votes Against	Abstentions	Non-Votes
S. Haunani Apoliona	29,393,968	556,653	521,283	6,530,166
Mary G. F. Bitterman	25,555,595	4,398,893	517,416	6,530,166
Mark A. Burak	29,533,001	385,437	553,466	6,530,166
John C. Erickson	29,579,543	297,626	594,735	6,530,166
Joshua D. Feldman	29,657,922	245,791	568,191	6,530,166
Peter S. Ho	29,237,133	716,755	518,016	6,530,166
Robert Huret	29,418,900	504,881	548,123	6,530,166
Kent T. Lucien	29,524,920	410,396	536,588	6,530,166
Alicia E. Moy	29,581,295	345,401	545,208	6,530,166
Victor K. Nichols	29,561,638	327,768	582,498	6,530,166
Barbara J. Tanabe	29,394,824	575,949	501,131	6,530,166
Raymond P. Vara, Jr.	29,554,758	366,526	550,620	6,530,166
Robert W. Wo	29,364,998	583,252	523,654	6,530,166

2.             Advisory vote on the Company’s executive compensation:

Votes Cast For	Votes Against	Abstentions	Non-Votes
28,811,362	1,035,533	625,009	6,530,166

3.             Ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

Votes Cast For	Votes Against	Abstentions	Non-Votes
35,926,683	532,802	542,585	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2019	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary